SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                             FORM 8-K/A

                         AMENDMENT NO. 1 TO
                           CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  August 22, 1996


                     Grand Premier Financial, Inc.
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     (Exact name of registrant as specified in its charter)


       Delaware                      0-20987               36-4077455
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(State or other jurisdiction       (Commission        (IRS Employer
 of incorporation)                  File No.)       Identification No.)


 486 West Liberty Street   Wauconda, Illinois           60084-2489
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 (Address of principal executive offices)              (Zip code)


Registrant's telephone number, including area code:    (847) 487-1818
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
          The Current Report on Form 8-K, dated August 22, 1996, of Grand Premier Financial, Inc. (the "Company") is hereby amended by deleting Item 5 of such report in its entirety and adding the following Item 4 in lieu thereof:


ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          At a meeting held on August 29 and 30, 1996, the Company's Board of Directors appointed KPMG Peat Marwick LLP ("KPMG") as the Company's principal accountant for the remainder of its 1996 fiscal year. Prior to the Merger, KPMG had acted as the principal accountant of Premier. The Company did not engage in any business prior to the Merger and had not engaged a principal accountant prior to its engagement of KPMG.

          Except as set forth below, since January 12, 1996, the date of incorporation of the Company, neither the Company nor any person on behalf of the Company has consulted KPMG on the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered on the Company's financial statements. As previously reported in the Company's Registration Statement on Form S-4, File No. 333-03327, KPMG furnished Premier, Northern Illinois and the Company with an opinion, dated July 9, 1996, concerning the federal tax consequences of the Merger to Premier, Northern Illinois and the Company and their respective stockholders. A copy of that opinion was filed as Exhibit 8 to the Registration Statement on Form S-4.

          Since January 12, 1996, the date of incorporation of the Company, neither the Company nor any person on behalf of the Company has consulted KPMG on any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as defined in paragraph
(a)(1)(v)(A) through (D) of Item 304 of Regulation S-K).

                              SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GRAND PREMIER FINANCIAL, INC.
                                   (Registrant)



Date: September 26, 1996           By: /s/ David L. Murray
                                      ----------------------------
                                        David L. Murray
                                        Senior Executive Vice President
                                        and Chief Financial Officer